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                                 EXHIBIT 4(b)


recorded of a majority in number of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting must be present in person or by proxy at a meeting toconstitutea quorum for the transaction of business. Whether or not there is a quorum at any meeting of such holders, the holders or a majority in number of such shares present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally convened.

      Section 6. Vote Necessary for Decision. When a quorum is present at any regular or special meeting of the shareholders, the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company present at such meeting and entitled to vote thereat shall be the act of the shareholders and shall decide any question brought before such meeting, unless by express provision of statute or of the Articles of Incorporation a greater vote is required on a particular question, in which case the vote required by such express provision shall be necessary to decide the particular question.

      Section 7. Voting. At each meeting of the shareholders of the Company each holder of record of shares of capital stock of the Company, who was such holder on the date fixed by the Board of Directors as the record date as herein provided for determining persons entitled to vote at such meeting, shall be entitled to cast in person or by proxy, one vote for each share held by him on such record date. At all elections of directors each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

      Neither the election of directors, nor, except as may otherwise be provided by law, any other vote of shareholders need be by ballot unless a qualified voter present so requests. In any vote, by ballot, a ballot shall be signed by the shareholder or proxy voting and shall state the number of shares voted thereby.

      Treasury shares, shares of the capital stock of the Company owned by another corporation, the majority of the voting stock of which is owned or controlled by the Company, and shares of the capital stock of the Company held by the Company in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


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      Shares of the capital stock of the Company standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of an estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither for the purpose of the election of directors nor for any other purpose shall it be necessary for a vote to be counted or reported by judges or inspectors of election.

      Section 8. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or adjournment thereof arranged in alphabetical order with the address of and the number of shares held by each, which list for a period of five (5) days prior to such meeting shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and left open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

      Section 9. When a Shareholder is deemed to be "Present". For the purpose of determining a quorum or the right to vote or to be heard on any question, a holder of record of securities of any class having voting power shall be deemed to be "present" at any meeting of the holders of such securities if he is present in person or is represented by a proxy (i) appointed by an instrument in writing subscribed by or on behalf of such holder or by his representative thereunto duly authorized and (ii) filed with the secretary of the meeting.


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      No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy, on its face, name a longer period from which it is to remain in force. Each proxy shall be revocable unless provided herein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

      Section 10. Consent of Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

                                   ARTICLE II

                               Board of Directors

      Section 1. General Powers. The business and affairs of the Company shall, except as otherwise expressly provided by law or by the Articles of Incorporation, being managed by the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

      Section 2. Number, Election, and Term of Office. The number of directors which shall constitute the Board shall not be less than three or more than fifteen and shall be elected at each annual meeting of the shareholders. The number of directors may be increased or decreased as provided by Board of Directors resolution. Directors need not be residents of the State of Utah nor shareholders of the Company. Each director shall hold office from the date of the annual or special meeting of the shareholders at which he was elected until the next annual or special meeting of such shareholders convened for the election of directors, and until his successor shall have been duly elected and qualified, or until his death, resignation, disqualification, or removal.

      Section 2. Meetings. At the conclusion of the annual meeting of shareholders, the Board of Directors shall meet as soon as practicable to appoint officers for the ensuing year and to transact such other business as may properly come before the meeting.


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      Section 7. Resignations. Any director may resign at any time giving written notice thereof to the Chairman of the Board, to the President or to the Board. Such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

      Section 8. Vacancies. Any vacancy in the Board arising at any time whether through the failure of the shareholders to elect a full Board or through any other cause shall be filled by a vote of a majority of the directors remaining in office although such majority is less than a quorum. Any director so appointed or elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified unless sooner displaced.

      Section 9. Removal of Directors. Any director of the Company may be removed with or without cause in the following manner: upon the written request of the holders of not less than one third of all classes of outstanding capital stock of the Company filed with the secretary of the Company, a special meeting of the shareholders shall be convened upon not less than thirty (30) days notice for the election of a successor of every member of the Board of Directors. Such meeting shall be called, conducted and held according to the provisions of law, the Articles of Incorporation and the By-Laws of the Company regulating meetings held for the election of directors and any person otherwise qualified may be a candidate for election as director at such meeting notwithstanding his service on the Board at the time of the convening of such meeting.

      Section 10. Compensation. Directors shall not receive any stated compensation for their services as such, but, subject to such limitations as the shareholders may adopt from time to time, the Board may by resolution authorize the payment of fees in a reasonable amount to be paid to the directors for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and at adjournments of any such meetings, and may determine the amount of such fees. By resolution of the Board, directors may also be reimbursed for traveling expenses incurred in attending any such meeting or adjournment. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation for such service.


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by the directors, and no by-law shall be adopted by the directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law.

      Section 2. Shareholders. These By-Laws and any amendment, alteration or change thereof, and any addition thereto, may be amended, altered, changed or repealed, in whole or in part, by the affirmative vote of the holders of a majority in aggregate number of the issued and outstanding capital stock of the Company entitled to vote at any regular or special meeting of the shareholders if notice of the proposed change is included in the notice of such meeting.